Exhibit 99.1

Rex Energy Reports Second Quarter 2014 Operational and Financial Results

•	Record quarterly production of 128.8 MMcfe/d, represents a 50% year-over-year increase

•	Average daily production from oil and NGLs reached a record level of 6.5 MBoe/d, a 5% increase over the first quarter of 2014

•	Year-to-date EBITDAX of $93.1 million, a 57% year-over-year increase

•	Recently completed the five-well Ferree pad, the company’s second Upper Devonian Burkett/Marcellus stacked lateral pad

•	Six-well Grunder pad and three-well Jenkins pad in the Warrior North Prospect expected to be placed into sales in August 2014

STATE COLLEGE, Pa., August 5, 2014 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) announced its second quarter 2014 operational and financial results.

Second Quarter Financial Results

Operating revenues from continuing operations for the three and six months ended June 30, 2014 were $86.0 million and $182.7 million, respectively, which represents an increase of 55% and 78% over the same periods in 2013, respectively. Commodity revenues, including settlements from derivatives, were $70.9 million and $147.0 million for the three and six months ended June 30, 2014, respectively, an increase of 35% and 51%, over the comparable periods of 2013. Commodity revenues from oil and natural gas liquids (NGLs), including settlements from derivatives, represented 56% and 54% of total commodity revenues for the three and six months ended June 30, 2014.

Including the effects of cash-settled basis differential derivatives, the company’s basis differential for its Appalachian Basin assets averaged approximately ($0.62) off the Henry Hub price of $4.67 for the three months ended June 30, 2014 and approximately ($0.16) off the Henry Hub price of $4.80 for the six months ended June 30, 2014.

Lease operating expense (LOE) from continuing operations was $21.6 million, or $1.84 per Mcfe for the quarter. For the six months ended June 30, 2014, LOE was approximately $41.6 million, or $1.83 per Mcfe.

Cash general and administrative (G&A) expenses from continuing operations, a non-GAAP measure, were $8.2 million for the three months ended June 30, 2014, which represents a 18% decrease on a per unit basis as compared to the same period in 2013. For the six months ended June 30, 2014, cash G&A expenses from continuing operations were $16.9 million, a 17% decrease on per unit basis as compared to the same period in 2013.

Net income from continuing operations attributable to common shareholders for the three months ended June 30, 2014 was $8.1 million, or $0.15 per basic share. Net income from continuing operations attributable to common shareholders for the six months ended June 30, 2014 was $16.9 million, or $0.32 per basic share. Adjusted net income, a non-GAAP measure, for the three months ended June 30, 2014 was $8.5 million, or $0.16 per share. Adjusted net income for the six months ended June 30, 2014 was $20.3 million, or $0.38 per share.

EBITDAX from continuing operations, a non-GAAP measure, was $44.0 million for the second quarter and $93.1 million for the first six months of 2014. This was an increase of 32% over the second quarter of 2013 and an increase of 57% over the first six months of 2013. Reconciliations of cash G&A expenses to GAAP G&A expenses, adjusted net income to GAAP net income, and EBITDAX to GAAP net income for the three and six months ended June 30, 2014, as well as a discussion of the uses of each measure, are presented in the appendix of this release.

Production Update

Second quarter 2014 production volumes were 128.8 MMcfe/d, an increase of 50% over the second quarter of 2013 and 5% over the first quarter of 2014, consisting of 89.8 MMcf/d of natural gas and 6.5 Mboe/d of oil and NGLs (including ethane). Oil and NGLs (including ethane) accounted for 30% of net production during the second quarter and increased by 5% over the first quarter of 2014.

Including the effects of cash-settled derivatives, realized prices for the three months ended June 30, 2014 were $93.51 per barrel for oil and condensate, $3.84 per Mcf for natural gas, $48.86 per barrel for NGLs (C3+) and $6.00 per barrel for ethane. Before the effects of hedging, realized prices for the three months ended June 30, 2014 were $97.50 per barrel for oil and condensate, $3.96 per Mcf for natural gas, $48.73 per barrel for NGLs (C3+) and $6.00 per barrel for ethane.

Realized prices, including the effects of cash-settled derivatives, for the six months ended June 30, 2014 were $92.45 per barrel for oil and condensate, $4.31 per Mcf for natural gas, $51.23 per barrel for NGLs (C3+) and $6.00 per barrel for ethane. Before the effects of hedging, realized prices for the six months ended June 30, 2014 were $95.29 per barrel for oil and condensate, $4.58 per Mcf for natural gas, $53.52 per barrel for NGLs (C3+) and $6.00 per barrel for ethane.

Second Quarter 2014 Capital Investments

For the second quarter of 2014, the company made operational capital investments of approximately $89.0 million, of which $78.3 million was used to fund Marcellus and Ohio Utica operations and $10.7 million was used to fund conventional drilling, water flood enhancement and facility upgrades in the Illinois Basin. The Marcellus and Ohio Utica capital investment funded the drilling of 14.0 gross (10.5 net) wells, fracture stimulation of 13.0 gross (10.9 net) wells, placing 14.0 gross (8.6 net) wells into sales and other projects related to drilling and completing wells in the Appalachian Basin. The Illinois Basin capital investment funded the drilling of one gross (1.0 net) wells, fracture stimulation of nine gross (9.0 net) wells and placing nine gross (9.0 net) wells into sales and other projects related to drilling and completing wells.

In addition to operational and capital investments, investment for leasing and property acquisitions were $20.3 million and capitalized interest was $1.7 million for the second quarter of 2014. Capital expenditures by the company’s water service subsidiary, Keystone Clearwater Solutions, were $2.4 million for the second quarter of 2014.

Operational Update

Note: Unless specifically stated otherwise in this operational update, all numbers are gross and all well results assume full ethane recovery.

Appalachian Basin – Butler Operated Area

In the Butler Operated Area, the company drilled 11.0 gross (7.7 net) wells in the second quarter of 2014, with three gross (2.1 net) wells fracture stimulated and 10.0 gross (7.0 net) wells placed into sales. The company had 10.0 gross (7.0 net) wells drilled and awaiting completion as of June 30, 2014.

During the second quarter of 2014, the company finished drilling and completion operations on the five-well Ferree pad. The five-well Ferree pad is the first of two planned stacked Upper Devonian Burkett/Marcellus pads in 2014. The five wells were drilled with an average lateral length of approximately 5,500 feet. The company expects to place the five Ferree wells, along with the Reno 1H well, into sales in the third quarter of 2014.

The company has finished drilling and completion operations on the two-well Dorsch pad in the Butler Operated Area. The two wells on the Dorsch pad were drilled to an average lateral length of approximately 5,600 feet and completed in an average of 37 completion stages. The two-well Dorsch pad is expected to be placed into sales in the third quarter of 2014.

Butler Operated Area
	Wells Drilled	Wells Fracture Stimulated	Wells Placed Into Sales	Wells Awaiting Completion
FY 2014 Forecast	40 – 45	35 – 38	35 – 38	16 – 18

Appalachian Basin – Warrior North Prospect – Carroll County, Ohio

In the Warrior North Prospect, the company drilled two gross (2.0 net) wells in the second quarter, with eight gross (8.0 net) wells fracture stimulated and three gross (3.0 net) wells placed into service.

The company has finished drilling and completion operations on the six-well Grunder pad and the wells are expected to be placed into sales in the third quarter of 2014. The six wells were drilled with an average lateral length of approximately 4,800 feet and completed with an average of 24 completion stages. In addition, the company tested 500 foot spacing between laterals on one of the six wells. The remaining wells were drilled with approximately 600 feet between the laterals. The company expects to place the wells into sales during the August 2014.

The company has also finished drilling and completion operations on the three-well Jenkins pad. The three wells were drilled with an average lateral length of approximately 5,350 feet and completed with an average of 33 completion stages. The wells are expected to be placed into sales in August 2014 following their 60-day resting period.

Appalachian Basin – Warrior South Prospect – Guernsey, Noble & Belmont Counties

In the Warrior South Prospect, the company is currently drilling the third well of the six-well J. Hall pad, located in Guernsey County, OH. The six wells on the J. Hall pad are expected to be drilled with an average lateral length of approximately 5,400 feet and are testing approximately 650 foot spacing between the laterals on the pad. The six-well J. Hall pad is expected to be completed in the fourth quarter of 2014 and placed into sales near the end of 2014 or in early 2015.

Ohio Utica Warrior Prospects – Operated Area
	Wells Drilled	Wells Fracture Stimulated	Wells Placed Into Sales	Wells Awaiting Completion
FY 2014 Forecast	12	18	12 –18	0

Appalachian Basin – Westmoreland, Clearfield and Centre Counties, Pennsylvania

In the company’s non-operated area in Westmoreland County, Pennsylvania, where WPX Energy (WPX) serves as the operator, WPX completed two wells and placed four wells into sales during the second quarter of 2014.

In the company’s non-operated Westmoreland, Clearfield and Centre counties, Pennsylvania, the combined gross average production for a recent 5-day period was 61.0 MMcfe/d.

Westmoreland, Clearfield and Centre Counties, PA – Operated Area
	Wells Drilled	Wells Fracture Stimulated	Wells Placed Into Sales	Wells Awaiting Completion
FY 2014 Forecast	1	6	6	0

Water Service Subsidiary

The company’s water service subsidiary, Keystone Clearwater Solutions, continues to expands its position as a premier water solutions provider in the Appalachian Basin. For the six months ended June 30, 2014, Keystone Clearwater Solutions generated approximately $38.6 million of revenue and approximately $8.0 million of EBITDAX (before inter-segment eliminations). For the remainder of 2014, Keystone Clearwater Solutions has budgeted approximately $5.0 million in capital expenditures to support its continued growth. Rex Energy holds a 60% membership interest in Keystone Clearwater Solutions.

Liquidity Update

During the third quarter of 2014, Rex Energy completed an offering of $325 million in aggregate principal amount of 6.25% senior notes (“Senior Notes”) due 2022 in a private placement. The Senior Notes were issued at an issue price of 100% of the aggregate principal amount of the Senior Notes. The net proceeds of approximately $318.8 million, after deducting the initial purchasers’ discount and estimated offering expenses, were used to repay all borrowings outstanding under the company’s revolving credit facility. As of June 30, 2014, the company had approximately $6.0 million of cash and $200 million of outstanding borrowings under its revolving credit facility. Currently, the company has no outstanding borrowings under its revolving credit facility.

Third Quarter and Full Year 2014 Guidance

Rex Energy is providing its guidance for the third quarter and updating its full year 2014 guidance ($ in millions):

	3Q2014	Full Year 2014
Production	159.0 – 165.0 MMcfe/d	146.0 – 150.0 MMcfe/d
Lease Operating Expense	$24.5 - $26.5	$93.0 - $98.0
Cash G&A	$8.5 - $10.0	$35.0 - $38.0
Operational Capital Expenditures(1)	—	$350.0 - $365.0

(1)	Land acquisition expense, capitalized interest and Keystone Clearwater Solutions are not included in the operational capital expenditures budget

Conference Call Information

Management will host a live conference call and webcast on Wednesday, August 6, 2014 at 10:00 a.m. Eastern to review second quarter financial results and operational highlights. All financial results included in this release or discussed on the conference call are preliminary pending the completion of the review by our independent auditors. The telephone number to access the conference call is (866) 437-1772. Presentation slides containing reference materials for the call and webcast will be available on the company’s website, www.rexenergy.com, under the Investor Relations tab. The replay of the event and reference materials will be available on the company’s website through September 6, 2014.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian Basin and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the timing and nature of Marcellus, Upper Devonian, and Utica shale development plans; drilling and completion schedules; anticipated fracture stimulation activities; expected dates for placement of wells into sales; plans for testing spacing, pad designs, and other aspects of our resource potential, and timing and availability of test results; plans for development of stacked formations; activities of our joint venture partner, WPX Energy; capital expenditures for our water services subsidiary; and the company’s financial guidance, plans for capital expenditures and projections for the third quarter and full year 2014 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” or similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

*    *    *    *    *

For more information, please contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergy.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands, Except Share and Per Share Data)

	June 30, 2014 (Unaudited)	December 31, 2013
ASSETS
Current Assets
Cash and Cash Equivalents	$5,951	$1,900
Accounts Receivable	46,574	38,863
Taxes Receivable	1,767	5,189
Short-Term Derivative Instruments	4,181	5,668
Current Deferred Tax Asset	4,010	3,451
Inventory, Prepaid Expenses and Other	2,223	2,207

Total Current Assets	64,706	57,278
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	880,725	749,680
Unevaluated Oil and Gas Properties	227,831	189,385
Other Property and Equipment	79,717	70,115
Wells and Facilities in Progress	114,670	76,545
Pipelines	15,577	7,678

Total Property and Equipment	1,318,520	1,093,403
Less: Accumulated Depreciation, Depletion and Amortization	(230,187)	(190,521)

Net Property and Equipment	1,088,333	902,882
Deferred Financing Costs and Other Assets - Net	11,604	11,993
Equity Method Investments	18,300	18,708
Long-Term Derivative Instruments	159	535

Total Assets	$1,183,102	$991,396

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$49,351	$31,103
Current Maturities of Long-Term Debt	7,729	6,743
Accrued Liabilities	47,491	54,450
Short-Term Derivative Instruments	6,699	4,663

Total Current Liabilities	111,270	96,959
8.875% Notes Due 2020	350,000	350,000
Premium on Senior Notes, Net	2,905	3,078
Senior Secured Line of Credit and Long-Term Debt	206,897	62,191
Long-Term Derivative Instruments	1,535	1,765
Long-Term Deferred Tax Liability	40,128	29,446
Other Deposits and Liabilities	4,528	4,992
Future Abandonment Cost	27,043	26,040

Total Liabilities	$744,306	$574,471

Stockholders’ Equity
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 54,089,782 shares issued and outstanding on June 30, 2014 and 54,186,490 shares issued and outstanding on December 31, 2013	54	54
Additional Paid-In Capital	459,754	456,554
Accumulated Deficit	(24,779)	(41,725)

Rex Energy Stockholders’ Equity	435,029	414,883
Noncontrolling Interests	3,767	2,042

Total Stockholders’ Equity	438,796	416,925
Total Liabilities and Owners’ Equity	$1,183,102	$991,396

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, Except per Share Data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
OPERATING REVENUE
Oil, Natural Gas and NGL Sales	$72,903	$51,444	$154,202	$92,384
Field Services Revenue	13,087	3,840	28,391	10,345
Other Revenue	30	76	74	100

TOTAL OPERATING REVENUE	86,020	55,360	182,667	102,829
OPERATING EXPENSES
Production and Lease Operating Expense	21,620	13,092	41,646	26,492
General and Administrative Expense	9,239	7,782	19,630	15,578
Loss on Disposal of Assets	230	1,502	301	1,493
Impairment Expense	16	105	41	170
Exploration Expense	1,367	2,225	3,427	4,269
Depreciation, Depletion, Amortization and Accretion	21,226	12,943	41,650	24,101
Field Services Operating Expense	9,569	2,648	21,365	6,703
Other Operating Expense (Income)	(56)	447	27	891

TOTAL OPERATING EXPENSES	63,211	40,744	128,087	79,697
INCOME FROM OPERATIONS	22,809	14,616	54,580	23,132
OTHER EXPENSE
Interest Expense	(7,503)	(5,826)	(14,638)	(9,831)
Gain (Loss) on Derivatives, Net	(251)	11,741	(10,001)	3,201
Other Income (Expense)	40	2,213	(17)	2,073
Loss on Equity Method Investments	(208)	(183)	(408)	(361)

TOTAL OTHER (EXPENSE) INCOME	(7,922)	7,945	(25,064)	(4,918)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	14,887	22,561	29,516	18,214
Income Tax Expense	(5,932)	(9,120)	(10,124)	(7,115)

INCOME FROM CONTINUING OPERATIONS	8,955	13,441	19,392	11,099
Income From Discontinued Operations, Net of Income Taxes	—	520	—	460

NET INCOME	8,955	13,961	19,392	11,559
Net Income Attributable to Noncontrolling Interests	877	221	2,446	654

NET INCOME ATTRIBUTABLE TO REX ENERGY	$8,078	$13,740	$16,946	$10,905

Earnings per common share:
Basic – Net Income From Continuing Operations Attributable to Rex Energy Common Shareholders	$0.15	$0.25	$0.32	$0.20
Basic – Net Income From Discontinued Operations Attributable to Rex Energy Common Shareholders	—	0.01	—	0.01
Basic – Net Income Attributable to Rex Energy Common Shareholders	$0.15	$0.26	$0.32	$0.21

Basic – Weighted Average Shares of Common Stock Outstanding	53,164	52,555	53,075	52,527
Diluted – Net Income From Continuing Operations Attributable to Rex Energy Common Shareholders	$0.15	$0.25	$0.32	$0.20
Diluted – Net Income From Discontinued Operations Attributable to Rex Energy Common Shareholders	—	0.01	—	0.01
Diluted – Net Income Attributable to Rex Energy Common Shareholders	$0.15	$0.26	$0.32	$0.21

Diluted – Weighted Average Shares of Common Stock Outstanding	53,509	52,911	53,511	52,901

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

UNAUDITED

	Three Months Ending June 30,		Six Months Ending June 30,
	2014	2013	2014	2013
Oil, Natural Gas, NGL and Ethane sales (in thousands):
Oil and condensate sales	$24,555	$19,653	$47,861	$37,786
Natural gas sales	32,398	23,505	72,498	40,315
Natural gas liquid sales (C3+)	15,866	8,286	33,759	14,283
Ethane sales	84	—	84	—
Cash-settled derivatives:
Crude oil	(1,006)	(172)	(1,427)	(333)
Natural gas	(1,003)	913	(4,342)	4,604
Natural gas liquids (C3+)	43	386	(1,443)	527

Total oil, gas, NGL and Ethane sales including cash settled derivatives	$70,937	$52,571	$146,990	$97,182

Production during the period:
Oil and condensate (Bbls)	251,861	213,716	502,269	411,831
Natural gas (Mcf)	8,171,627	5,453,725	15,834,994	10,243,603
Natural gas liquids (C3+) (Bbls)	325,580	182,541	630,724	316,209
Ethane (Bbls)	13,948	—	13,948	—

Total (Mcfe)[a]	11,719,961	7,831,267	22,716,640	14,611,843

Production – average per day:
Oil and condensate (Bbls)	2,768	2,349	2,775	2,275
Natural gas (Mcf)	89,798	59,931	87,486	56,594
Natural gas liquids (C3+) (Bbls)	3,578	2,006	3,485	1,747
Ethane (Bbls)	153	—	77	—

Total (Mcfe)[a]	128,791	86,061	125,506	80,726

Average price per unit:
Realized crude oil price per Bbl – as reported	$97.50	$91.96	$95.29	$91.75
Realized impact from cash settled derivatives per Bbl	(3.99)	(0.80)	(2.84)	(0.81)

Net realized price per Bbl	$93.51	$91.16	$92.45	$90.94

Realized natural gas price per Mcf – as reported	$3.96	$4.31	$4.58	$3.94
Realized impact from cash settled derivatives per Mcf	(0.12)	0.17	(0.27)	0.45

Net realized price per Mcf	$3.84	$4.48	$4.31	$4.39

Realized natural gas liquids (C3+) price per Bbl – as reported	$48.73	$45.39	$53.52	$45.17
Realized impact from cash settled derivatives per Bbl	0.13	2.11	(2.29)	1.67

Net realized price per Bbl	$48.86	$47.50	$51.23	$46.84

Realized ethane price per Bbl – as reported	$6.00	$—	$6.00	$—
Realized impact from cash settled derivatives per Bbl	—	—	—	—

Net realized price per Bbl	$6.00	$—	$6.00	$—

LOE/Mcfe	$1.84	$1.67	$1.83	$1.81
Cash G&A/Mcfe	$0.70	$0.85	$0.74	$0.90

[a]	Oil and natural gas liquids are converted at the rate of one barrel of oil equivalent to six Mcfe.

REX ENERGY CORPORATION

COMMODITY DERIVATIVES – HEDGE POSITION AS OF 7/31/2014

	2014		2015
Oil Derivatives (Bbls)
Swap Contracts
Volume	190,000	(1)	30,000	(2)
Price	$97.84		$95.76
Collar Contracts
Volume	30,000		—
Ceiling	$97.65		$—
Floor	$90.00		$—
Collar Contracts with Short Puts
Volume	180,000		120,000
Ceiling	$103.39		$100.44
Floor	$88.98		$89.06
Short Put	$77.92		$78.75
Put / Put Spread Contracts
Volume	84,000		—
Floor	$90.00		$—
Short Put	$75.00		$—
Natural Gas Derivatives (Mcf)
Swap Contracts
Volume	4,020,000	(3)	3,600,000	(4)
Price	$4.02		$4.13
Swaption Contracts
Volume	1,200,000		—
Price	$4.45		$—
Collar Contracts
Volume	1,500,000		1,200,000
Ceiling	$4.54		$4.70
Floor	$3.81		$4.25
Collar Contracts with Short Puts
Volume	6,750,000		6,900,000
Ceiling	$4.70		$4.68
Floor	$4.19		$4.21
Short Put	$3.53		$3.63
Call Contracts
Volume	900,000		2,400,000
Ceiling	$5.00		$4.40
Natural Gas Liquids (Bbls)
Swap Contracts
Propane (C3)
Volume	318,000		258,000
Price	$45.36		$44.52
Butane (C4)
Volume	30,000		—
Price	$55.86		$—
Isobutane (IC4)
Volume	30,000		—
Price	$56.28		$—
Natural Gasoline (C5+)
Volume	120,000		—
Price	$89.46		$—
Natural Gas Basis (Mcf)
Swap Contracts
Dominion Appalachia
Volume	3,000,000		600,000
Price	$(0.37)		$(0.35)

(1)	Includes 190,000 Bbls of enhanced swaps
(2)	Includes 30,000 Bbls of call-protected swaps
(3)	Includes 1,800,000 Mcf of enhanced swaps
(4)	Includes 2,400,000 Mcf of enhanced swaps

APPENDIX

REX ENERGY CORPORATION

NON-GAAP MEASURES

EBITDAX

“EBITDAX” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, DD&A, unrealized losses from financial derivatives, non-recurring gains and losses, exploration expenses and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives and gains on asset dispositions, added to net income. EBITDAX, as defined above, is used as a financial measure by our management team and by other users of its financial statements, such as our commercial bank lenders to analyze such things as:

•	Our operating performance and return on capital in comparison to those of other companies in our industry, without regard to financial or capital structure;

•	The financial performance of our assets and valuation of the entity without regard to financing methods, capital structure or historical cost basis;

•	Our ability to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) (the most directly comparable GAAP financial measure) in measuring our performance, nor should it be used as an exclusive measure of cash flows, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in our consolidated statements of cash flows.

We have reported EBITDAX because it is a financial measure used by our existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in our computations of EBITDAX. While we have disclosed EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

We believe that EBITDAX assists our lenders and investors in comparing our performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because we may borrow money to finance our operations, interest expense is a necessary element of our costs. In addition, because we use capital assets, DD&A are also necessary elements of our costs. Finally, we are required to pay federal and state taxes, which are necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, we believe it is important to consider both net income determined under GAAP and EBITDAX to evaluate our performance.

For purposes of consistency with current calculations, we have revised certain amounts relating to prior period EBITDAX. The following table presents a reconciliation of our net income to EBITDAX for each of the periods presented ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income From Continuing Operations	$8,955	$13,441	$19,392	$11,099
Net Income Attributable to Noncontrolling Interests	(877)	(221)	(2,446)	(654)

Income From Continuing Operations Attributable to Rex Energy	$8,078	$13,220	$16,946	$10,445

(Gain) Loss on Derivatives, Net	251	(11,741)	10,001	(3,201)
Realized Gain (Loss) on Derivatives	(1,457)	1,127	(6,333)	4,798

Add Back (Less) Unrealized (Gain) Loss from Financial Derivatives	(1,206)	(10,614)	3,668	1,597
Add Back Depletion, Depreciation, Amortization and Accretion	21,226	12,943	41,650	24,101
Add Back Non-Cash Compensation Expense	1,074	1,160	2,724	2,423
Add Back Interest Expense	7,503	5,826	14,638	9,831
Add Back Impairment Expense	16	105	41	170
Add Back Exploration Expenses	1,367	2,225	3,427	4,269
Add Back (Less) Loss (Gain) on Disposal of Assets	230	(751)	301	(760)
Less Non-Cash Portion of Noncontrolling Interests	(410)	(152)	(774)	(206)
Add Back Income Tax Expense	5,932	9,120	10,124	7,115
Add Back Non-Cash Portion of Equity Method Investment	201	183	401	361

EBITDAX From Continuing Operations	$44,011	$33,265	$93,146	$59,346
Income From Discontinued Operations	—	520	—	460
Add Back Exploration Expenses	—	44	—	97
Less Gain on Disposal of Assets	—	(973)	—	(969)
Add Back Income Tax Expense	—	355	—	313

Add EBITDAX From Discontinued Operations	$—	$(54)	$—	$(99)
EBITDAX (Non-GAAP)	$44,011	$33,211	$93,146	$59,247

Adjusted Net Income

“Adjusted Net Income” means, for any period, the sum of net income for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net income in the period: unrealized losses from financial derivatives, non-cash compensation expense, dry hole expenses, disposals of assets, impairment and other one-time or non-recurring charges, minus all gains from unrealized financial derivatives, disposal of assets and deferred income tax benefits, added to net income. Adjusted Net Income is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Adjusted Net Income is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy reports Adjusted Net Income because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Adjusted Net Income as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Adjusted Net Income.

The following table presents a reconciliation of Rex Energy’s net income from continuing operations to its adjusted net income for each of the periods presented ($ in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Income From Continuing Operations Before Income Taxes, as reported	$14,887	$22,561	$29,516	$18,214
(Gain) Loss on Derivatives, Net	251	(11,741)	10,001	(3,201)
Realized Gain (Loss) on Derivatives	(1,457)	1,127	(6,333)	4,798

Add Back (Less) Unrealized (Gain) Loss from Financial Derivatives	(1,206)	(10,614)	3,668	1,597
Add Back Impairment Expense	16	105	41	170
Add Back Dry Hole Expense	—	485	86	485
Add Back Non-Cash Compensation Expense	1,074	1,160	2,724	2,423
Add Back (Less) (Gain) Loss on Disposal of Assets	230	(751)	301	(760)
Less Income Attributable to Noncontrolling Interests	(877)	(221)	(2,446)	(654)

Income Before Income Taxes, adjusted	$14,124	$12,725	$33,890	$21,475
Less Income Taxes, adjusted(1)	5,650	5,090	13,556	8,590

Adjusted Net Income	$8,474	$7,635	$20,334	$12,885

Basic – Adjusted Net Income Per Share	$0.16	$0.15	$0.38	$0.25

Basic – Weighted Average Shares of Common Stock Outstanding	53,164	52,555	53,075	52,527

(1)	Assumes tax rate of 40%

Cash General and Administrative Expenses

Cash General and Administrative Expenses (Cash G&A) is the difference between GAAP G&A and non-Cash G&A, which is primarily comprised of non-cash compensation expense. Rex Energy has reported Cash G&A because it believes that this measure is commonly reported and widely used by management and investors as an indicator of overhead efficiency without regard to non-cash expenditures, such as stock compensation. Cash G&A is not a calculation based on GAAP financial measures and should not be considered as an alternative to GAAP G&A in measuring the company’s performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Cash G&A as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both Cash G&A and GAAP G&A. The following table presents a reconciliation of Rex Energy’s GAAP G&A to its Cash G&A for each of the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP G&A	$9,239	$7,782	$19,630	$15,578
Non-Cash Compensation Expense	1,074	1,160	2,724	2,423

Cash G&A	$8,165	$6,622	$16,906	$13,155